UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2003

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	0-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 Davie Road, Suite 110, Ft. Lauderdale, Florida	33317-7424

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 473-1001

Item 9. Regulation FD Disclosure.

     On February 20, 2003, the ProxyMed, Inc. (the “Company”) held a teleconference call to report its financial and operating results for the quarter and year ended December 31, 2002. A transcript of the call, excluding questions from participants and answers from management is attached. Additionally, the Company’s press release dated February 20, 2003 reporting financial results for the three months and year ended December 31, 2002 is also attached.

     FORWARD LOOKING STATEMENTS — This document contains forward-looking statements that reflect the Company’s current assumptions and expectations regarding future events. While these statements reflect the Company’s current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to, the soundness of our business strategies relative to the perceived market opportunities; our ability to integrate MedUnite into our existing operations, our ability to successfully identify and integrate other acquisition candidates; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to consummate and integrate any acquisitions successfully; our ability to compete effectively on price and support services; our assessment of the healthcare industry’s need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in the Risk Factor disclosure in our Form 10-K for the year ended December 31, 2001 and our other filings with the Securities and Exchange Commission, which we strongly urge you to read. ProxyMed expressly disclaims any intent or obligation to update any forward-looking statements. When used, the words “believes,” “estimated,” “expects,” “anticipates,” “may” and similar expressions are intended to identify forward-looking statements.

Item 7. Financial Statements and Exhibits.

(c)  The following exhibits are included herein:

Exhibit 99.1 -	Transcript of fourth quarter and annual 2002 financial results teleconference call held on February 20, 2003.

Exhibit 99.2 -	Press Release dated February 20, 2003 reporting financial results for the three months and year ended December 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date:	February 25, 2003	/s/ Judson E. Schmid

Judson E. Schmid, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Transcript of fourth quarter and annual 2002 financial results teleconference call held on February 20, 2003.

99.2	Press Release dated February 20, 2003 reporting financial results for the three months and year ended December 31, 2002.

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